CERTIFICATE OF INCORPORATION

OF

STURM, RUGER & COMPANY, INC.

* * * * *

FIRST. The name of the corporation is STURM, RUGER COMPANY, INC.

SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted is:

To design, manufacture, repair, buy, lease as lessee or otherwise acquire, sell, lease as lessor, distribute and otherwise trade in and with pistols, rifles and firearms of every type and description.

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued, or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political sub-division or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clauses in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is three million five hundred thousand (3,500,000) shares of common stock of the par value of One Dollar ($1.00) each, amounting in the aggregate to Three Million Five Hundred Thousand Dollars.

FIFTH. The name and mailing address of each incorporator is as follow:

NAME	MAILING ADDRESS
B. J. Consono F. J. Obara, Jr. A. D. Grier	100 West Tenth Street Wilmington, Delaware 100 West Tenth Street Wilmington, Delaware 100 West Tenth Street Wilmington, Delaware

SIXTH. The corporation is to have perpetual existence.

SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

TENTH. The number of directors of the corporation shall be not less than three (3) nor more than seven (7). The first board shall consist of four (4) directors.

ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

STURM, RUGER & COMPANY, INC.

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

STURM, RUGER & COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That the Certificate of Incorporation has been amended as follows:

By inserting a new Section Twelfth as follows:

TWELFTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right to protection of a director of the corporation existing at the time of such repeal or modification.

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SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting.

IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 28th day of April, 1987.

/s/ William B. Ruger
William B. Ruger,
President

ATTEST:

/s/ Gloria M. Biagoni
Gloria M. Biagioni,
Secretary

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

STURM, RUGER & COMPANY, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

STURM, RUGER & COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Certificate of Incorporation has been amended as follows:

By deleting Article TENTH and by renumbering Article ELEVENTH and Article TWELFTH as Article TENTH and Article ELEVENTH, respectively.

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting.

IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 26th day of April, 1988.

/s/ William B. Ruger
William B. Ruger,
President

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ATTEST:

/s/ Gloria M. Biagoni
Gloria M. Biagioni,
Secretary

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STURM, RUGER & COMPANY, INC.

STURM, RUGER & COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Sturm, Ruger & Company, Inc., by unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth two proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

A.       RESOLVED: that Article FOURTH of the Certificate of Incorporation, be and it hereby is amended to read as follows:

“FOURTH. (a) The Corporation shall have authority to issue Ten Million (10,000,000) shares of Common Stock of the par value of One Dollar ($1.00) each, amounting in the aggregate to Ten Million Dollars.”

B.       RESOLVED: that Article FOURTH of the Certificate of Incorporation, be and it hereby is amended by adding subsection (b) to read as follows:

“(b) The Corporation shall have the further authority to issue Fifty Thousand (50,000) shares of Non-Voting Common Stock of the par value of One Dollar ($1.00) each, amounting in the aggregate to Fifty Thousand Dollars. The Common Stock and the Non-Voting Common Stock shall be identical in all respects except that the holders of Non-Voting Common Stock shall have no voting power for any purpose except when the vote of the class shall be required by law.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual-meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the holders of a majority of the stock entitled to vote at the meeting voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by John M. Kingsley, Jr. its Executive Vice-President, and attested by Gloria M. Biagioni, its Secretary, this 25th day of April, 1989.

STURM, RUGER & COMPANY, INC.

By:	/s/ John M. Kingsley, Jr.
John M. Kingsley, Jr.
Its Executive Vice-President

ATTEST:

By:	/s/ Gloria M. Biagioni
Gloria M. Biagioni,
Secretary

1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

of

STURM, RUGER & COMPANY, INC.

Pursuant to Section 242 of the General Corporation Law
of the State of Delaware

STURM, RUGER & COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is "Sturm, Ruger & Company, Inc."

SECOND: The Certificate of Incorporation of the Corporation is hereby amended by deleting Paragraph (a) of Article FOURTH thereof and substituting therefor the following:

"FOURTH: (a) The Corporation shall have authority to issue Twenty Million (20,000,000) shares of Common Stock of the par value of One Dollar ($1.00) each, amounting in the aggregate to Twenty Million Dollars."

THIRD: That the amendment to the Certificate of Incorporation set forth in this Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the adoption by the members of the Board of Directors of the Corporation of a resolution approving such amendment at a meeting of the directors duly noticed and held at which a quorum was present and acting throughout followed by the approval of such amendment by the stockholders duly noticed and held at which a quorum was present and acting throughout.

FOURTH: That this Certificate of Amendment shall not become effective until 5:00 p.m. on May 7, 1993.

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IN WITNESS WHEREOF, the Corporation has caused its seal to be hereunto affixed and this Certificate of to be signed by its duly authorized officers on the Corporation as of May 1, 1993.

STURM, RUGER & COMPANY, INC.

By:	/s/ John M. Kingsley, Jr.
John M. Kingsley, Jr.
Executive Vice President

ATTEST:

/s/ Gloria Biagioni
Gloria Biagioni
Secretary

1

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

STURM, RUGER & COMPANY, INC.

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

STURM, RUGER & COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware, pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: The name of the corporation is STURM, RUGER & COMPANY, INC. (the "Corporation").

SECOND: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH thereof in its entirety and substituting therefor a new Article FOURTH which shall read in full as follows:

"FOURTH: Number and Classes of Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is (i) 40,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), and (ii) 50,000 shares of Non-Voting Common Stock, par value $1.00 per share (the "Non-Voting Common Stock"). The Common Stock and the Non-Voting Common Stock shall be identical in all respects except that the holders of Non-Voting Common Stock shall have no voting power for any purpose except when the vote of the class shall be required by law."

THIRD: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the

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adoption by a majority of the members of the Board of Directors of the Corporation of a resolution approving such amendment followed by approval of such amendment by the affirmative vote of (i) a majority of the outstanding stock of the Corporation entitled to vote on the amendment and (ii) a majority of the outstanding stock of each class of the Corporation entitled to vote on the amendment as a class at a special meeting of the stockholders duly called and held in accordance with the provisions of Section 222 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation of the Corporation to be signed by John M. Kingsley, Jr., its Executive Vice President, and attested by Leslie M. Gasper, its Secretary, on behalf of the Corporation this 23rd day of July, 1996.

STURM, RUGER & COMPANY, INC.

/s/ John M. Kingsley, Jr.
John M. Kingsley, Jr.
Executive Vice President

ATTEST:

/s/ Leslie M. Gasper
Leslie M. Gasper
Secretary

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